FREE WRITING PROSPECTUS
FILED PURSUANT TO RULE 433
REGISTRATION FILE NO.: 333-189017-04

CGCMT 2014-GC21

The depositor has filed a registration statement (including the prospectus) with the Securities and Exchange Commission (“SEC”) (SEC File No. 333-189017) for the offering to which this communication relates. Before you invest, you should read the prospectus in the registration statement and other documents the depositor has filed with the SEC for more complete information about the depositor, the issuing entity and this offering. You may get these documents for free by visiting EDGAR on the SEC website at www.sec.gov. Alternatively, the depositor or Citigroup Global Markets Inc., Goldman, Sachs & Co., any other underwriter or any dealer participating in this offering will arrange to send you the prospectus if you request it by calling toll-free 1-877-858-5407.

Regarding the CGCMT 2014-GC21 transaction, in connection with (i) the Free Writing Prospectus, dated May 1, 2014, and (ii) the Term Sheet dated May 1, 2014, please note that the rating assigned by Moody’s to the Class X-B Certificates was changed from “Aa3” to “A2”.